EX-99.B(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of: PBHG Growth Fund, PBHG Emerging Growth Fund, PBHG Large Cap Growth Fund, PBHG Select Equity Fund, PBHG Core Growth Fund, PBHG Limited Fund, PBHG Large Cap 20 Fund, and PBHG Strategic Small Company Fund, including the statements of assets and liabilities of the PBHG New Opportunities Fund, PBHG Large Cap Value Fund, PBHG Mid-Cap Value Fund, PBHG Small Cap Value Fund, PBHG Focused Value Fund, PBHG International Fund, PBHG Cash Reserves Fund, and PBHG Technology & Communications Fund (collectively the "Fund") on Form N-1A under the Securities Act of 1933 (File No. 2-99810) of our report dated April 29, 1999, on our audit of the financial statements and financial highlights of The PBHG Funds, Inc. appearing in the Registrant's 1999 Annual Report which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference of our Firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information.


/s/ PriceWaterhouseCoopers LLP
    --------------------------
    PriceWaterhouseCoopers LLP



2400 Eleven Penn Center
Philadelphia, PA
May 27,1999